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Exhibit 99.1

CONSENT TO BE NAMED DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement on Form S-11, together with any and all amendments or supplements thereto, of Silver Bay Realty Trust Corp., a Maryland corporation (the "Company"), as a nominee to the board of directors of the Company and the inclusion of my biographical information in the Registration Statement. I also consent to the filing of this consent as an exhibit to the Registration Statement.

Dated: September 7, 2012

/s/ BRIAN C. TAYLOR Brian C. Taylor

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  Exhibit 99.1
CONSENT TO BE NAMED DIRECTOR